Exhibit 99.2

Dividend Reinvestment Plan

SECTION I - EXISTING SHAREHOLDERS - PLEASE PRINT
1.	Company Name
(Please see plan documents for enrollment eligibility requirements)
2.	Account Number

3.	Account Registration

4.	Last Four of Owner's Social Security Number or Tax Identification Number

5.	Account Address
		Street	City		State	Zip Code
	( )			( )
		Daytime Phone			Evening Phone

SECTION II - ACCOUNT ELECTIONS- PLEASE PRINT
1.	Dividend Reinvestment Election
	You may choose to reinvest all or a portion of the cash dividends paid on				(Insert Company Name).
Please check one box below to indicate your reinvestment election. (If you do not check a box, you will be deemed to have selected the "Fully Reinvest option.)
Reinvest the dividends on ALL shares.

	I would like a portion of my dividends reinvested. Please remit to me the dividends on				shares. I understand
that the dividends on my remaining shares, as well as all future shares that I acquire, will be reinvested.

All cash - Do not reinvest my dividends. (Your dividend check will be automatically mailed to your address of record UNLESS you check the box below.)

I (We) hereby authorize Broadridge Corporate Issuer Solutions, Inc. to have my/our dividends deposited automatically in my/our checking/savings account pursuant to the terms of the applicable plan. (Please include a voided check)

2.	Authorization for Monthly Investments - Optional - Include a voided check

I (We) hereby authorize Broadridge Corporate Issuer Solutions, Inc. to make monthly automatic withdrawals from my (our)
checking/savings account in the amount indicated below to invest in shares of
	pursuant to the terms of the applicable plan. (Please include a voided check)			(Insert Company Name)

	Automatic Monthly Investment Amount (Please see plan documents for min./max. draft amount)			$

3.	Banking Information for Monthly Investments and/or Direct Deposit Authorization.
	Type of Account	Checking	Savings

	Name on Account			Signature (Sign as Name Appears on Account)

To be completed by your financial organization only if a voided check cannot be supplied or your account is with a credit union or savings & loan.
Name of Financial Organization
Bank Routing Number
Bank Account Number
Authorized Signature of Financial Organization

SECTION III - SIGNATURES
SIGNATURES - The signatures below indicate that I/we have read the applicable plan document and agree to its terms. (Both signatures required for Joint Tenant accounts.)

Signature(s):	Signature(s):

Date:	Date: